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As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Just Energy Group Inc.
(Exact name of Registrant as specified in its charter)

Canada (Province or other Jurisdiction of Incorporation or Organization)	4924 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable))

6345 Dixie Road, Suite 400
Mississauga, Ontario, Canada L5T 2E6
(905) 795-4206
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington DC 20005
(800) 927-9800
(Name, address (including zip code) and telephone number
(including area code) of agent for service in the United States).

Copies to:
Richard H. Kronthal Andrews Kurth Kenyon LLP 450 Lexington Avenue New York, New York 10017 (212) 850-2800	John M. Sabetti Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400 Toronto, Ontario, Canada M5H 2T6 (416) 865 4455

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

             It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below):
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

Share Purchase Contracts

Units

Total	US$779,200,000.00	100%	US$779,200,000.00	US$97,010.40

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, subscription receipts, warrants, senior debt securities, subordinated debt securities, guarantees of debt securities and share purchase contracts as shall have an aggregate initial offering price not to exceed US$779,200,000.00. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
Unites States dollar amounts are calculated based on the Bank of Canada noon rate of C$1.00 = US$0.7792, on December 15, 2017.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(4)
A registration fee of US$75,707.00 was previously paid in connection with the Registrant's Registration Statement on Form F-10 (File No. 333-208289) (the "Prior Registration Statement"), initially filed on December 1, 2015, which registered a proposed maximum aggregate offering price of US$751,800,000.00. US$647,896,810.71 of securities remain unsold from the Prior Registration Statement. Consequently, pursuant to Rule 457(p) under the Securities Act, US$65,243.20 paid in connection with the Prior Registration Statement is being offset against the filing fee due in connection with this Registration Statement. Accordingly, US$31,767.20 is being paid at the time of filing this Registration Statement.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution".

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the corporate secretary of Just Energy Group Inc. at First Canadian Place, 100 King Street West, Suite 2630, Toronto, Ontario, Canada, M5X 1E1, telephone: 1-416-367-2452 and are also available electronically at www.sedar.com or www.sec.gov.

New Issue	December 18, 2017

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

JUST ENERGY GROUP INC.

$1,000,000,000

Common Shares

Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Share Purchase Contracts
Units

We may, from time to time, during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains valid, offer for sale up to $1,000,000,000 (or the equivalent in other currencies or currency units determined at the time of issue) of: (i) common shares ("Common Shares"); (ii) preferred shares ("Preferred Shares") issuable in one or more series; (iii) subscription receipts ("Subscription Receipts"); (iv) warrants (the "Warrants"); (v) senior or subordinated secured or unsecured debt securities ("Debt Securities"); (vi) share purchase contracts ("Share Purchase Contracts"); and (vii) units comprised of one or more of the other securities described in this Prospectus ("Units" and together with the Common Shares, Preferred Shares, Subscription Receipts, Warrants and Share Purchase Contracts, the "Securities").

        We are permitted, pursuant to the multi-jurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of Securities in the United States should be aware that such requirements are different from those of the United States. Our financial statements incorporated herein by reference have been prepared under International Financial Reporting Standards ("IFRS") as adopted by the International Accounting Standards Board and they are subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to the financial statements of U.S. companies.

        Prospective purchasers of Securities should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. Such consequences for prospective purchasers of Securities who are residents in, or citizens of, the United States or Canada may not be fully described herein. Prospective purchasers of Securities should read the tax discussion contained in any applicable Prospectus Supplement (as defined below) with respect to a particular offering of Securities.

        The ability of a purchaser of Securities to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, a number of our directors and officers and most of the experts named in this Prospectus are residents of Canada, and a substantial portion of our assets and all or a significant portion of the assets of those persons are located outside of the United States. See "Enforceability of Civil Liabilities by U.S. Investors".

        An investment in Securities involves significant risks that should be carefully considered by prospective purchasers before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective purchasers in connection with any investment in Securities. See "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements".

        Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission or Canadian securities regulator has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

        We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set forth in one or more prospectus supplements (each, a "Prospectus Supplement") to this Prospectus including without limitation: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the series, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), any dividend rate and the related dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the exchange of the Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants offered, the issue price, the terms, conditions and procedures for the exercise of the Warrants, the amount and type of securities that holders thereof will receive upon exercise thereof and any other terms specific to the Warrants being offered; (v) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit in which the Debt Securities will be issued, the maturity date, interest provisions (if applicable), authorized denominations, the offering price, covenants, events of default, any terms for redemption at our option or the option of the holder, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other indebtedness and any other terms specific to the Debt Securities being offered; (vi) in the case of Share Purchase Contracts, whether the Share Purchase Contracts obligate the holder thereof to purchase or sell Common Shares or Preferred Shares, as applicable, and the nature and amount of each of those Securities and any other terms specific to the Share Purchase Contracts being offered; and (vii) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. The Securities may be offered separately or together in any combination (including in the form of Units). A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

        Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

        Our Common Shares and 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the "Series A Preferred Shares") are listed and posted for trading on the Toronto Stock Exchange ("TSX") under the symbol "JE" and "JE.PR.U", respectively, and on the New York Stock Exchange ("NYSE") under the symbol "JE" and "JE PR A", respectively. Our 5.75% convertible unsecured subordinated debentures (the "5.75% Debentures") and our 6.75% convertible unsecured subordinated debentures (the "6.75% Debentures") are listed on the TSX under the symbols "JE.DB.B" and "JE.DB.C", respectively. Our 6.5% convertible unsecured senior subordinated bonds (the "6.5% Bonds") are listed on the Professional Securities Market of the London Stock Exchange (the "LSE") under the symbol "48IL". On December 15, 2017, being the last trading day prior to the date of this Prospectus, the closing price of the Common Shares, the Series A Preferred Shares, the 5.75% Debentures and the 6.75% Debentures on the TSX was $5.34, US$24.51, $100.25 and $99.00, respectively, and the closing price for the Common Shares and the Series A Preferred Shares on the NYSE was US$4.28 and US$24.10, respectively. To date there has been no trading of the 6.5% Bonds on the LSE.

        Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Preferred Shares (other than Series A Preferred Shares), Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors".

        We may sell the Securities to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

        To the extent permitted by applicable law, in connection with any underwritten offering of Securities, other than transactions that are deemed to be "at-the-market distributions" in accordance with National Instrument 44-102—Shelf Distributions, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

        No underwriter, dealer or agent in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

        This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

        The offering of Securities may be subject to approval of certain legal matters on our behalf by Fasken Martineau DuMoulin LLP with respect to Canadian legal matters, and Andrews Kurth Kenyon LLP with respect to United States legal matters.

        Deborah Merril, James W. Lewis, Patrick McCullough, R. Scott Gahn, Brett A. Perlman and William Weld reside outside of Canada and have appointed the Corporation, 100 King Street West, Suite 2630, Toronto, Ontario, Canada M5X 1E1, as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for services of process in Canada.

        Our head office is located at Suite 200, 6345 Dixie Road, Mississauga, Ontario L5T 2E6. The registered office of the Corporation is located at 100 King Street West, Suite 2630, Toronto, Ontario M5X 1E1.

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ABOUT THIS PROSPECTUS

        In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, "$" means lawful currency of Canada and "US dollars" or "US$" means lawful currency of the United States.

        Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "Just Energy", the "Corporation", "we", "us", and "our" mean Just Energy Group Inc. and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

        This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide prospective purchasers of such Securities with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers of Securities should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference".

        This Prospectus does not contain all of the information set forth in the Corporation's registration statement on Form F-10 (the "Registration Statement"), certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

        Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

        Prospective purchasers of Securities should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide prospective purchasers of Securities with different or additional information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. Prospective purchasers of Securities should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the respective dates of those documents, as our business, results of operations, financial condition and prospects may have changed since those dates. This Prospectus should not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces of Canada, which have also been filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at First Canadian Place, 100 King Street West, Suite 2630, Toronto, Ontario M5X 1E1 (telephone: 1-416-367-2998) and are also available electronically at www.sedar.com and in the United States through the SEC's website at www.sec.gov.

C-2

        The following documents filed with securities commissions or similar authorities in each of the Provinces of Canada in which this Prospectus has been filed are incorporated by reference into and form an integral part of this Prospectus:

  (a)
  the management proxy circular of the Corporation dated May 26, 2017 for the annual and special meeting of shareholders held on June 27, 2017 (the "2017 Circular");

  (b)
  the annual information form of the Corporation dated May 26, 2017 in respect of the year ended March 31, 2017 (the "AIF");

  (c)
  the audited comparative consolidated annual financial statements of the Corporation as at and for the year ended March 31, 2017, together with the notes thereto and the auditors' report thereon (the "Annual Financial Statements");

  (d)
  the management's discussion and analysis of financial condition and results of operations of the Corporation for the year ended March 31, 2017 (the "Annual MD&A");

  (e)
  the unaudited interim condensed consolidated financial statements of the Corporation as at and for the three and six months ended September 30, 2017, together with the notes thereto (the "Second Quarter Financial Statements"); and

  (f)
  the management's discussion and analysis of financial condition and results of operations of the Corporation for the three and six months ended September 30, 2017 (the "Second Quarter MD&A").

        Any document of the type referred to in Section 11.1 of Form 44-101F1 of National Instrument 44-101—Prospectus Distributions and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any similar document or information incorporated by reference into this Prospectus is filed by us with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

        Upon a new annual information form and related annual financial statements and management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, accompanying management's discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the accompanying management's discussion and analysis filed prior to the new interim financial statements shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

C-3

        Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus, including certain documents incorporated by reference in this Prospectus, contains forward-looking statements and forward-looking information (collectively, the "forward-looking statements") within the meaning of applicable securities laws, including the "safe harbour" provisions of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often, but not always, identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "guidance", "may", "will", "should", "could", "estimate", "predict" or similar words (including negative and grammatical variations thereof) suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this Prospectus and the documents incorporated by reference into this Prospectus include, but are not limited to statements pertaining to: the terms of the Securities to be issued and the description thereof in the applicable Prospectus Supplement; the use of proceeds from any offering of Securities; the form of certificates representing the Securities; the availability of a trading market for the Securities; customer revenues and margins; customer additions and renewals; customer attrition; customer consumption levels; the Corporation's ability to compete successfully; the treatment of governmental regimes; the Corporation's EBITDA and Funds from Operations (see "Non-IFRS Measures"); litigation against the Corporation and/or its subsidiaries; the Corporation's ability to declare and pay dividends and the timing thereof; the Corporation's internal projections, estimates or beliefs concerning, among other things, an outlook on the estimated amounts and timing of the payment of dividends, capital expenditures, anticipated future debt levels and revenues; and or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. This information involves known or unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. In addition, this Prospectus and the documents incorporated by reference herein may contain forward-looking statements attributed to third party industry sources. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. See also"Forward-Looking Statements" in the AIF, the Annual MD&A and the Second Quarter MD&A, which are incorporated by reference into this Prospectus and which are available at www.sedar.com and through the SEC's website at www.sec.gov for further information with respect to forward-looking statements.

        Some of the risks and other factors which could cause actual results to differ materially from those expressed in the forward-looking statements contained in this Prospectus and in certain documents incorporated by reference herein include, but are not limited to: general economic and business conditions in North America and globally; the ability of management to execute its business plan; levels of customer natural gas and electricity consumption; extreme weather conditions; rates of customer additions, attrition and renewals; fluctuations in natural gas and electricity prices and interest and exchange rates; actions taken by governmental authorities, including energy marketing regulation, increases in taxes and changes in government regulations and incentive programs; dependence on suppliers; risks inherent in marketing operations, including credit risk; potential delays or changes in

C-4

plans with respect to capital expenditures and the availability of capital on acceptable terms; availability of sufficient financial resources to fund the Corporation's capital expenditures; inability to obtain required consents, permits or approvals; incorrect assessments of the value of acquisitions; failure of the Corporation to realize the anticipated benefits of any acquisition; known or unknown liabilities acquired pursuant to acquisitions; volatility in the stock markets and in market valuations; competition for, among other things, customers, supply, capital and skilled personnel; the results of litigation; dependence on certain suppliers; and the other factors described under "Risk Factors" in this Prospectus, and in the AIF and the Annual MD&A, which are incorporated by reference herein, and described in other filings made by the Corporation with Canadian securities regulatory authorities.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. The factors listed above should be considered carefully and we caution prospective purchasers of Securities not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. Further information regarding these factors may be found under the heading "Risk Factors" in this Prospectus, the AIF and the Annual MD&A, and in our most recent consolidated financial statements, management information circular, quarterly reports, material change reports and news releases.

        Prospective purchasers of Securities are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. No assurance can be given that the expectations reflected in the forward-looking statements contained in this Prospectus will prove to be correct. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

ADDITIONAL INFORMATION

        We have filed with the SEC a Registration Statement under the United States Securities Act of 1933, as amended (the "1933 Act") with respect to the Securities of which this Prospectus forms a part. This Prospectus does not contain all of the information set out in the Registration Statement. For further information about us and the Securities, we advise United States prospective purchasers of Securities to refer to the Registration Statement and its exhibits. See "Documents Filed as Part of the Registration Statement."

        We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. Under the MJDS, we generally may prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we

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file electronically with it, including the Registration Statement that we have filed with respect to the Securities.

        Copies of reports, statements and other information that we file with the Canadian provincial securities regulatory authorities are electronically available under the Corporation's profile at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

        We are a corporation incorporated under, and governed by, the Canada Business Corporations Act (the "CBCA"). A number of our directors and officers, and most of the experts named in this Prospectus, including the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets and our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. There may be doubt as to the enforceability, in original actions in Canadian courts, of liabilities predicated upon the United States federal or state securities laws or other laws of the United States and as to the enforceability in Canadian courts of the judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States federal or state securities laws or other laws of the United States.

        We filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company, 1090 Vermont Avenue N.W., Washington, D.C., 20005, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus and any Prospectus Supplement.

NON-IFRS MEASURES

        The documents incorporated by reference herein refer to certain financial measures that are not determined in accordance with IFRS or U.S. generally accepted accounting principles ("U.S. GAAP"), including the financial measures "EBITDA", "Base EBITDA", "Funds from Operations", "Base Funds from Operations", "Base Funds from Operations Payout Ratio", and "Embedded gross margin". These financial measures do not have standardized meanings prescribed by IFRS or U.S. GAAP and may not be comparable to similar measures presented by other companies. These financial measures should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow from operating activities and other measures of financial performance as determined in accordance with IFRS or U.S. GAAP, but we believe these measures are useful in providing relative performance and measuring change. Definitions of non-IFRS financial measures used by the Corporation are found under the heading "Key Terms" in the Annual MD&A.

PRESENTATION OF FINANCIAL INFORMATION

        Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with IFRS which differs in some significant respects from U.S. GAAP and thus this financial information may not be comparable to the financial statements of U.S. companies.

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CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        We report in Canadian dollars. Accordingly, all references to "$", "Cdn.$" or "Canadian dollars" included or incorporated by reference into this Prospectus refer to Canadian dollar values. References to "U.S.$" or "United States dollars" are used to indicate United States dollar values.

        The rate of exchange on December 15, 2017 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn.$1.00 equals U.S.$0.7792 and for the conversion of United States dollars into Canadian dollars was U.S.$1.00 equals Cdn.$1.2834.

        The following table sets forth, for each of the periods indicated, the high, low and average spot rates for U.S.$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Six months ended September 30, 2017 (Cdn.$)	Six months ended September 30, 2016 (Cdn.$)	Year ended March 31, 2017 (Cdn.$)	Year ended March 31, 2016 (Cdn.$)
High	1.3743	1.3248	1.3582	1.4589
Low	1.2128	1.2544	1.2544	1.1951
Average	1.2992	1.2979	1.3126	1.3114

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JUST ENERGY GROUP INC.

        Just Energy is an energy management solutions provider specializing in electricity and natural gas commodities, energy efficient solutions and renewable energy options. With offices located across the United States, Canada, the United Kingdom, Germany and Japan, Just Energy serves approximately 1.5 million residential and commercial customers. The Corporation offers a wide range of energy products including long-term fixed-price, variable rate, and flat bill programs, home energy management services, including LED retrofits, thermostats and smart irrigation controllers, as well as renewable energy solutions, such as carbon offsets and renewable energy certificates. The Corporation markets its products and services under the following brands: Amigo Energy, Just Energy, Hudson Energy, GreenStar Energy, Tara Energy, Just Energy Advanced Solutions, Terrapass and Interactive Energy Group.

        By fixing the price of electricity or natural gas under its fixed-price energy contracts for a period of up to five years, Just Energy's customers offset their exposure to changes in the price of these essential commodities. Variable rate and indexed products allow customers to maintain competitive rates while retaining the ability to lock into a fixed price at their discretion. Flat bill products offer a consistent price regardless of usage. The Corporation derives its margin or gross profit from the difference between the price at which it is able to sell the commodities to its customers and the price at which it purchases the associated volumes from its commodity suppliers as well as from margins obtained through the sale of home energy management services and products. Under the Corporation's TerraPass brand, through carbon offset and Renewable Energy Credits programs, customers can reduce the negative impact of their own day-to-day energy consumption. In certain markets, the Corporation bundles smart thermostats with its other services, which it believes increases customer loyalty and margins. The Corporation launched its Just Energy Perks program in 2016 which allows customers to gain points used to purchase energy efficient products or gift cards from its partner, Energy Earth. In the fall of 2017, the Corporation launched its energy broker business under the brand Interactive Energy Group, which markets energy solutions to businesses for multiple suppliers. Just Energy also provides LED retrofit services in certain territories including Ontario and Texas.

        Just Energy is a corporation incorporated under the CBCA. The head office of the Corporation is located at 6345 Dixie Road, Suite 400, Mississauga, Ontario, L5T 2E6 and its registered office is located at First Canadian Place, 100 King Street West, Suite 2630, Toronto, Ontario, M5X 1E1.

        For further information regarding the Corporation and its subsidiaries and their respective business activities, see the AIF and the other documents incorporated by reference herein.

 RISK FACTORS

        An investment in the Securities is subject to various risks including those risks inherent to our business. Prospective purchasers of Securities should carefully consider the risk factors contained in the documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) including in the risk factors section contained in our most recent AIF and our most recently filed Annual MD&A and those described in any Prospectus Supplement relating to a specific offering of Securities. The risks and uncertainties described therein are not the only ones we face. Additional risks and uncertainties, including those of which we are currently unaware or deem immaterial, may adversely affect our business, financial condition or results of operations.

        In addition, the following risk factors relate to the Securities qualified by this Prospectus.

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Except with respect to the Series A Preferred Shares, there is no existing trading market for the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units and there can be no assurance that a liquid market will develop or be maintained.

        Except with respect to the Series A Preferred Shares, there is no existing trading market for the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (or at all). Except with respect to the Series A Preferred Shares, the Corporation may not list the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units on any Canadian or U.S. securities exchange.

Debt Securities may be unsecured debt of the Corporation.

        Debt Securities may be unsecured debt of the Corporation and may rank equally in right of payment with all other existing and future unsecured debt of the Corporation. Unless guaranteed, Debt Securities may be subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured Debt Securities. In that event, a holder of unsecured Debt Securities may not be able to recover any principal or interest due to it under such Debt Securities.

Our management will have certain discretion concerning the use of proceeds.

        The Corporation's management will have certain discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

USE OF PROCEEDS

        The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. Details of any such investment, if applicable, will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

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CONSOLIDATED CAPITALIZATION

        There have been no material changes in our share and loan capital, on a consolidated basis, since the date of the Second Quarter Financial Statements which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

EARNINGS COVERAGE RATIOS

        Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PRIOR SALES

        The Corporation issued the following securities during the 12 month period prior to the date of this Prospectus.

Restricted Share Grants and Performance Bonus Grants

        Restricted share grants ("RSGs") are made under the Corporation's 2010 Restricted Share Grant Plan, as amended from time to time. Performance Bonus Grants ("PBGs") are made under the Corporation's 2013 Performance Bonus Incentive Plan, as amended from time to time. The grant date value of the RSGs and PBGs is generally based on the simple average closing price of the Common Shares on the TSX for the five or ten trading days prior to the grant date.

        The following table describes the number of RSGs and PBGs granted during the 12 month period prior to the date of this Prospectus and the grant value of such RSGs and PBGs.

Date of Grant	Number of RSGs/PBGs Granted	Grant Date Value
February 8, 2017	59,200	$7.94
May 26, 2017	2,369,530	$7.08
August 9, 2017	5,000	$6.66
September 5, 2017	30,000	$7.20

Deferred Share Grants

        In lieu of a portion of their cash compensation, our non-management directors receive deferred share grants ("DSGs") at the end of each quarter under our 2010 Directors' Compensation Plan, as amended from time to time. The number of DSGs granted to a director is determined by dividing the amount of compensation being paid in DSGs by the simple average closing price of the Common Shares on the TSX for the ten trading days preceding the quarter end.

        The following table describes the number of DSGs granted to our non-management directors during the previous four fiscal quarters and the ten trading day simple average closing price of the Common Shares used to determine the number of DSGs granted.

Quarter Ended	Total Number of DSGs Granted	10 Day Average Closing Price
December 31, 2016	6,186	$7.20
March 31, 2017	5,401	$8.20
June 30, 2017	6,250	$6.99
September 30, 2017	5,288	$6.98

        In addition to the above, our directors receive grants of additional DSGs in lieu of the monthly cash dividends otherwise payable on the Common Shares underlying their DSGs. The number of additional DSGs granted to a director is determined by dividing the aggregate amount of the dividend that would have been paid on such director's DSGs if they had been issued as Common Shares by the simple average closing price of the Common Shares for the last ten trading days of the month in respect of which such dividend is otherwise payable. An aggregate of 6,053 additional DSGs were

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granted to our directors from December 1, 2016 to November 30, 2017 in lieu of the dividends that otherwise would have been paid on the Common Shares underlying their DSGs.

Common Shares

        The following table describes the number of Common Shares issued by the Corporation during the 12 month period prior to the date of this Prospectus.

Date of Issuance	Number of Common Shares Issued	Price
December 16, 2016	29,678	N/A	(1)
March 16, 2017	34,978	N/A	(1)
March 31, 2017	5,921	N/A	(1)
June 9, 2017	1,130,114	N/A	(1)
June 16, 2017	326,946	N/A	(1)
September 18, 2017	59,770	N/A	(1)

Notes:

(1)
Common Shares issued in exchange for the same number of RSGs, PBGs and/or DSGs for no additional consideration.

Series A Preferred Shares

        The following table describes the number of Series A Preferred Shares issued by the Corporation during the 12 month period prior to the date of this Prospectus.

Date of Issuance	Number of Series A Preferred Shares Issued	Price
February 7, 2017	4,040,000	US$	25.0000	(1)
May 2, 2017	12,222	US$	26.2369	(2)
May 3, 2017	23,922	US$	26.0286	(2)
May 4, 2017	3,000	US$	26.0420	(2)
May 8, 2017	160	US$	26.0000	(2)
May 10, 2017	19,084	US$	26.0054	(2)
June 1, 2017	4,348	US$	26.0271	(2)
June 2, 2017	38,252	US$	26.0017	(2)
June 5, 2017	200	US$	26.0000	(2)
June 6, 2017	2,152	US$	26.0051	(2)
June 7, 2017	6,010	US$	26.0021	(2)
June 8, 2017	14,300	US$	26.0000	(2)
September 13, 2017	26,200	US$	26.0181	(2)
September 26, 2017	100	US$	26.0000	(2)

Notes:

(1)
Represents the price to the public disclosed on the cover of the prospectus supplement dated January 30, 2017.

(2)
Represents the average sales price for the Series A Preferred Shares sold by B. Riley FBR, Inc. (f/k/a FBR Capital Markets & Co.) ("FBR") under the at-the-market issuance sales agreement between Just Energy and FBR dated May 2, 2017 on the dates specified.

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PRICE RANGE AND TRADING VOLUME

Common Shares

        The Common Shares are listed on the TSX and NYSE under the trading symbol "JE". The following table sets forth certain trading information for the Common Shares for the periods indicated.

				NYSE
	TSX
				High (US$)	Low (US$)
Period(1)	High ($)	Low ($)	Volume			Volume
2016
December	7.58	6.96	5,484,038	5.74	5.19	2,627,265
2017
January	7.77	7.09	5,498,955	5.94	5.36	3,449,764
February	7.94	7.37	6,036,596	6.04	5.63	2,956,068
March	8.44	7.61	5,692,403	6.35	5.70	3,232,976
April	8.49	8.16	3,468,396	6.34	5.98	2,309,123
May	8.62	7.01	8,163,415	6.29	5.21	3,563,695
June	7.23	6.38	8,475,286	5.44	4.83	4,105,014
July	6.95	6.31	4,375,027	5.51	4.90	2,393,520
August	7.25	6.47	5,541,505	5.78	5.11	2,939,096
September	7.25	6.78	6,163,168	5.89	5.49	3,523,499
October	7.45	7.01	3,506,626	5.91	5.44	3,049,788
November	7.25	5.23	9,583,471	5.62	4.08	4,044,159
December 1 to 15	5.63	5.16	11,860,323	4.40	4.06	2,749,951

Note:

(1)
High and low price based on intraday high and low trading prices. Source for TSX data in the above table is the TSX. Source for NYSE data in the above table is Capital IQ.

        On December 15, 2017, being the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $5.34 on the TSX and US$4.28 on the NYSE (as reported by such stock exchanges).

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Series A Preferred Shares

        The Series A Preferred Shares are listed on the TSX and NYSE under the trading symbols "JE.PR.U" and "JE PR A", respectively. The following table sets forth certain trading information for the Series A Preferred Shares for the periods indicated.

	TSX			NYSE
Period(1)	High (US$)	Low (US$)	Volume	High (US$)	Low (US$)	Volume
2017
February 16 to 28	25.30	24.68	58,935	24.97	24.79	381,825
March	25.00	24.20	21,458	24.97	24.24	594,591
April	27.01	25.02	32,465	26.41	25.14	1,131,084
May	27.15	25.76	3,340	26.50	25.82	288,678
June	25.91	25.01	3,168	25.97	25.12	367,141
July	25.45	25.01	875	25.50	25.19	160,494
August	25.45	25.45	510	25.59	25.20	146,652
September	26.24	26.00	7,600	25.96	25.67	128,031
October	26.49	26.00	2,830	26.30	25.88	93,678
November	26.00	24.00	11,113	26.40	23.05	227,392
December 1 to 15	24.55	23.86	4,846	24.95	23.60	87,017

Note:

(1)
High and low price based on intraday high and low trading prices. Source for TSX data in the above table is the TSX. Source for NYSE data in the above table is Capital IQ.

        On December 15, 2017, the last trading day prior to the date of this Prospectus, the closing price of the Series A Preferred Shares was US$24.51 on the TSX and US$24.10 on the NYSE (as reported by such stock exchanges).

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5.75% Debentures

        The 5.75% Debentures are listed on the TSX under the trading symbol "JE.DB.B". The following table sets forth certain trading information for our 5.75% Debentures for the periods indicated as reported by the TSX.

	5.75% Debentures(1)
Period(2)	High ($)	Low ($)	Volume
2016
December	99.85	99.25	42,250
2017
January	103.00	99.25	23,580
February	101.25	100.24	27,855
March	100.95	100.30	26,290
April	101.50	100.50	11,090
May	102.50	100.00	19,860
June	102.25	100.49	15,550
July	101.98	100.50	17,620
August	101.00	100.10	7,820
September	100.64	100.20	17,090
October	100.60	100.25	12,770
November	101.00	99.00	22,785
December 1 to 15	100.50	99.50	5,065

Note:

(1)
Price per $100.00 principal amount of the 5.75% Debentures.

(2)
High and low price based on intraday high and low trading prices. Source for data in the above table is the TSX.

        On December 15, 2017, the last trading day prior to the date of this Prospectus, the closing price of the 5.75% Debentures on the TSX was $100.25 (as reported by such stock exchange).

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6.75% Debentures

        The 6.75% Debentures are listed on the TSX under the trading symbols "JE.DB.C". The following tables set forth certain trading information for our 6.75% Debentures for the periods indicated as reported by the TSX.

	6.75% Debentures(1)
Period(2)	High ($)	Low ($)	Volume
2016
December	100.98	99.50	41,150
2017
January	103.68	100.96	37,350
February	105.00	103.56	26,670
March	107.00	103.75	29,950
April	107.35	105.01	30,520
May	108.50	103.00	44,860
June	104.50	102.02	25,460
July	103.00	100.99	15,630
August	104.01	101.50	20,500
September	103.50	102.75	24,330
October	104.01	102.81	7,270
November	103.61	98.75	52,450
December 1 to 15	99.50	97.50	16,560

Note:

(1)
Price per $100.00 principal amount of the 6.75% Debentures.

(2)
High and low price based on intraday high and low trading prices. Source for data in the above table is the TSX.

        On December 15, 2017, the last trading day prior to the date of this Prospectus, the closing price of the 6.75% Debentures on the TSX was $99.00 (as reported by such stock exchange).

6.5% Bonds

        The 6.5% Bonds were listed on the Professional Securities Market of the LSE under the trading symbol 48IL on June 12, 2014. To date the LSE has not reported any trading activity.

SHARE CAPITAL

        The authorized share capital of the Corporation consists of an unlimited number of Common Shares and 50,000,000 Preferred Shares (of which an aggregate of 10,000,000 Series A Preferred Shares have been authorized) of which, as of December 15, 2017, 146,852,541 Common Shares and 4,189,950 Series A Preferred Shares were issued and outstanding.

DESCRIPTION OF COMMON SHARES

        Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Corporation and to one vote per share at such meetings (other than meetings of another class of shares of the Corporation). The holders of Common Shares are, at the discretion of our board of directors ("Board" or "Board of Directors") and subject to the preferences accorded to the holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time, as well as applicable legal restrictions, entitled to receive any dividends declared by the Board of Directors on the Common Shares.

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Dividends

        Our dividend policy provides that the amount of cash dividends, if any, to be paid on the Common Shares, is subject to the discretion of our Board of Directors and may vary depending on a variety of factors, including: (i) the prevailing economic and competitive environment; (ii) our results of operations and earnings; (iii) financial requirements for our operations and growth; (iv) the satisfaction of solvency tests imposed by the CBCA for the declaration and payment of dividends; (v) contractual restrictions and financing agreement covenants; and (vi) other relevant factors and conditions existing from time to time. It is the current intention of the Board of Directors to pay a dividend on our outstanding Common Shares of $0.50 annually ($0.125 quarterly) per Common Share. There is no guarantee that we will maintain this dividend policy.

        Shareholders of record on a dividend record date are entitled to receive dividends paid by us in respect of that month. Cash dividends are generally made on the last business day of the calendar month to the shareholders of record on the 15th day of such month or the first business day thereafter.

DESCRIPTION OF PREFERRED SHARES

        Our Board may at any time in accordance with the CBCA issue Preferred Shares in one or more series, each series to consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by the Board prior to such issuance. Except where specifically provided by the CBCA, the holders of the Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time, to be paid rateably with holders of each other series of Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

        In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among its shareholders, the holders of the Preferred Shares and Common Shares shall be entitled, after payment of all liabilities of the Corporation, to share in all remaining assets of the Corporation as follows:

  (a)
  the holders of the Preferred Shares shall be entitled in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time, to be paid rateably with holders of each other series of Preferred Shares in the amount, if any, specified as being payable preferentially to the holders of such series; and

  (b)
  the holders of the Common Shares shall be entitled, subject to the preferences accorded to holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time, to share equally, share for share, in the remaining property of the Corporation.

Series A Preferred Shares

        The first series of Preferred Shares consists of up to 10,000,000 Series A Preferred Shares.

        The Series A Preferred Shares rank senior to the Common Shares and to any other equity securities the terms of which specifically provide that they rank junior to the Preferred Shares. The Series A Preferred Shares shall rank junior to the Corporation's existing and future indebtedness.

        Except as provided by applicable law and as described below, holders of Series A Preferred Shares have no voting rights and shall not be entitled to receive notice of or attend any meeting of the shareholders of the Corporation. Holders of Series A Preferred Shares are entitled to vote separately as a class to: (a) amend, alter or repeal any provisions of the Corporation's articles relating to the Series A Preferred Shares to affect materially and adversely the rights, privileges, restrictions or conditions of the Series A Preferred Shares; or (b) authorize, create or increase the authorized amount

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of, any class or series of shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

        Holders of the Series A Preferred Shares are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. During each dividend period from, and including, the date of original issuance to, but not including, March 31, 2022, dividends on the Series A Preferred Shares will accrue at the rate of 8.50% per annum of US$25.00 per Series A Preferred Share. During each dividend period from, and including, March 31, 2022, to, but not including, March 31, 2027, dividends on the Series A Preferred Shares will accrue at an annual rate equal to the sum of (i) 6.48% plus the Mid Market Swap Rate (as such term is defined under "Glossary" in the AIF) as calculated on the immediately preceding dividend payment date and (ii) 0.50% of US$25.00 per Series A Preferred Share. During each dividend period from and including March 31, 2027, and thereafter, dividends on the Series A Preferred Shares will accrue at an annual rate equal to the sum of (i) 6.48% plus the Mid Market Swap Rate as calculated on the immediately preceding dividend payment date and (ii) 1.00% of US$25.00 per Series A Preferred Share. Dividends on each Series A Preferred Share shall accrue daily and be cumulative from, and including, the later of the date of original issue of such Series A Preferred Share and the last dividend payment date on which dividends were paid on such Series A Preferred Share, and shall be payable quarterly on the last day of each March, June, September and December (each, a "dividend payment date").

        On and after March 31, 2022, the Corporation may, at its option, upon not less than 30 nor more than 60 days written notice, redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price per Series A Preferred Share equal to US$25.00 per Series A Preferred Share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a change of control (as defined in the articles of the Corporation) (i) at any time on or after March 31, 2022, and (ii) provided that there is not a credit document prohibiting the same, the Corporation may, at its option, upon not less than 30 nor more than 60 days written notice, redeem the Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such change of control occurred, for cash at a redemption price per Series A Preferred Share equal to the US$25.00 per Series A Preferred Share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the change of control conversion date, the Corporation has provided notice of redemption of some or all of the Series A Preferred Shares, the holders of Series A Preferred Shares will not have the change of control conversion right (as described below) with respect to the Series A Preferred Shares so called for redemption.

        Upon the occurrence of a change of control, each holder of Series A Preferred Shares will have the right (unless, prior to the change of control conversion date, the Corporation has provided or provides irrevocable notice of the Corporation's election to redeem the Series A Preferred Shares, in which case each such holder will only have the right with respect to the Series A Preferred Shares not called for redemption) to convert some or all of the Series A Preferred Shares held by such holder on the change of control conversion date into a number of Common Shares per Series A Preferred Share, which is equal to the lesser of (A) the quotient obtained by dividing (i) the sum of US$25.00 per Series A Preferred Share plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date for a dividend declared on the Series A Preferred Shares and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as described below); and (B) 8.606 Common Shares.

        The "Common Share Price" will be (i) if the consideration to be received in the change of control by the holders of our Common Shares is solely cash, the amount of cash consideration per Common Share or (ii) if the consideration to be received in the change of control by holders of our Common Shares is other than solely cash (x) the average of the closing sale prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in

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either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control as reported on the principal U.S. securities exchange on which our Common Shares are then traded, or (y) the average of the last quoted bid prices for our Common Shares in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control, if our Common Shares are not then listed for trading on a U.S. securities exchange, or (z) the average of the closing sales prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control as reported on the TSX (as converted to U.S. dollars based on the average of the noon rate of exchange reported by the Bank of Canada (or any successor(s) thereof) for the exchange of Canadian dollars to U.S. dollars for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control) if our Common Shares are not then listed for trading on a United States securities exchange or United States over-the-counter market.

        Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, after satisfaction of all liabilities and obligations to creditors of the Corporation and distribution of any assets of the Corporation to the holders of shares of the Corporation ranking senior to the Series A Preferred Shares, and before any distribution or payment shall be made to or set aside for the holders of our Common Shares or any other class or series of shares of the Corporation ranking junior to the Series A Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive out of our assets or proceeds thereof legally available for distribution to shareholders and subject to the rights of holders of any shares of the Corporation ranking on par to the Series A Preferred Shares, liquidating distributions in the amount of the liquidation preference, or US$25.00 per Series A Preferred Share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets or proceeds thereof are insufficient to pay in full the amount of the liquidating distributions on all outstanding Series A Preferred Shares and the amounts payable on all shares of the Corporation ranking senior to the Series A Preferred Shares and shares of the Corporation ranking on par to the Series A Preferred Shares, then after payment of the liquidating distribution on all outstanding Senior Shares, the holders of the Series A Preferred Shares and all other classes or series of shares of the Corporation ranking on par to the Series A Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        Subscription Receipts may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Subscription Receipts outstanding.

        Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the "Escrow Agent"). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts are a security of ours that will entitle the holders to receive Common Shares or other Securities or combination of Securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, all or a portion of the subscription proceeds for the Subscription Receipts are held in escrow by the Escrow Agent, pending the satisfaction of the conditions. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are only entitled to receive Common Shares or other Securities upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an

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applicable Prospectus Supplement, to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

        The particular terms and provisions of Subscriptions Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price and currency or currency unit at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exchange or conversion of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security; (vi) the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

        The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.

        Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Subscription Receipts which are exchangeable for other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.

DESCRIPTION OF WARRANTS

        Warrants may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Warrants outstanding.

        Warrants may be issued under a separate Warrant agreement or indenture. The applicable Prospectus Supplement will include details of the agreement or indenture pursuant to which such Warrants will be created and issued. A copy of any such Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The particular terms and provisions of the Warrants offered under any Prospectus Supplement, and the extent to which the general terms of the Warrants described in this Prospectus may apply to those Warrants, will be described in the applicable Prospectus Supplement filed in respect of the Warrants. This description will include, where applicable: (i) the number of Warrants offered; (ii) the price and currency or currency unit at which the Warrants will be offered; (iii) the terms, conditions and procedures for the exercise of Warrants for Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exercise of each Warrant; (v) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security; (vi) the terms applicable to the gross proceeds from the sale of such Warrants; and (vii) any other material terms and conditions of the Warrants.

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        The preceding description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any Warrant agreement or indenture relating to such Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Warrants which are exercisable to purchase other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exercise of the Warrants until the issuance of those securities in accordance with the terms of the Warrants.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of Debt Securities. The particular terms and provisions of any Debt Securities offered, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in a Prospectus Supplement.

        Debt Securities will be direct secured or unsecured obligations of the Corporation as described in the applicable Prospectus Supplement. Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Corporation (except for unsecured and unsubordinated indebtedness preferred by mandatory provisions of law). The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Corporation.

        Debt Securities will be issued under one or more indentures (each a "Debt Indenture") between the Corporation and a trustee that will be named in the applicable Prospectus Supplement. Forms of indentures in respect of both senior Debt Securities and subordinated Debt Securities have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Debt Indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement. The statements made hereunder relating to any Debt Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture.

        Each Debt Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. The applicable Prospectus Supplement will contain the terms and other information with respect to the Debt Securities being offered thereby, which may include the following:

  (a)
  the designation, aggregate principal amount and authorized denominations of such Debt Securities;

  (b)
  the currency or currency unit for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

  (c)
  any applicable subordination provisions;

  (d)
  the offering price or the percentage of the principal amount or discount at which such Debt Securities will be issued;

  (e)
  the date or dates on which such Debt Securities will mature;

  (f)
  the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such interest rates (if any);

  (g)
  the dates on which any such interest will be payable and the record dates for such payments;

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  (h)
  the name of the trustee under the Debt Indenture pursuant to which the Debt Securities are to be issued;

  (i)
  any redemption term or terms under which such Debt Securities may be defeased;

  (j)
  whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  (k)
  the place or places where principal, premium (if any) and interest (if any) will be payable;

  (l)
  any sinking fund provisions;

  (m)
  whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

  (n)
  the identity of the depositary for global securities;

  (o)
  whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

  (p)
  the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Debt Security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

  (q)
  the securities exchange(s) on which such series of Debt Securities will be listed, if any;

  (r)
  any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the Debt Indenture;

  (s)
  any right of the trustee or the holders to declare the principal, premium (if any) and interest (if any) with respect to such series of Debt Securities to be due and payable;

  (t)
  the governing law of such Debt Securities and Debt Indenture;

  (u)
  any provisions relating to any security provided for such Debt Securities;

  (v)
  any exchange or conversion terms; and

  (w)
  any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

        The Debt Securities may, at our option, be issued in fully registered certificated form or in "book-entry only" form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

        Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

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        The preceding description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Debt Indenture relating to such Debt Securities.

        In the case of Debt Securities which are convertible into other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the conversion of the Debt Securities until the issuance of those securities in accordance with the terms of the Debt Securities and Debt Indenture.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

        The following sets forth certain general terms and provisions of the Share Purchase Contracts. The particular terms and provisions of any Share Purchase Contracts offered, and the extent to which the general terms and provisions described below may apply to such Share Purchase Contracts, will be described in a Prospectus Supplement. The Corporation may issue Share Purchase Contracts, representing contracts obligating holders to purchase from or sell to the Corporation, and obligating the Corporation to purchase from or sell to the holders, a specified number of Common Shares or Preferred Shares, as applicable, at a future date or dates, including by way of instalment. The Corporation has delivered an undertaking to the securities regulatory authority in each of the provinces of Canada in which this Prospectus has been filed that the Corporation will not distribute Share Purchase Contracts to any member of the public in Canada unless the Prospectus Supplement containing the specific terms of the Share Purchase Contracts to be distributed separately is first approved for filing by the securities regulatory authority in each of the provinces of Canada where the Share Purchase Contracts will be distributed.

        The price per Common Share or Preferred Share, as applicable, may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Share Purchase Contracts. The Corporation may issue Share Purchase Contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.

        The applicable Prospectus Supplement will contain the terms and other information with respect to the Share Purchase Contracts being offered thereby, which may include the following:

  (a)
  whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares or Preferred Shares, as applicable, and the nature and amount of each of those Common Shares or Preferred Shares, as applicable, or the method of determining those amounts;

  (b)
  whether the Share Purchase Contracts are to be prepaid or not, or paid in instalments;

  (c)
  any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

  (d)
  whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares or Preferred Shares, as applicable;

  (e)
  any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts;

  (f)
  the date or dates on which the sale or purchase must be made, if any;

  (g)
  whether such Share Purchase Contracts will be listed on any securities exchange;

  (h)
  whether the Share Purchase Contracts will be issued in fully registered or global form;

  (i)
  any rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts; and

  (j)
  any other specific terms.

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        The Prospectus Supplement will describe the terms of any Share Purchase Contracts. The preceding description and any description of Share Purchase Contracts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Share Purchase Contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such Share Purchase Contracts.

        Share Purchase Contract certificates will be exchangeable for new Share Purchase Contract certificates of different denominations at the office indicated in the Prospectus Supplement. In the case of Share Purchase Contracts which obligate the holders to purchase securities from the Corporation, the holders will not have any of the rights of holders of the securities to be purchased pursuant to the Share Purchase Contracts until the completion of the purchase of those securities by the relevant holder in accordance with the terms of the Share Purchase Contract.

DESCRIPTION OF UNITS

        The Corporation may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder. As at the date of this Prospectus, the Corporation has no Units outstanding.

        Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be issued; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency or currency unit in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (x) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

OTHER MATTERS RELATING TO THE SECURITIES

General

        The Securities may be issued in fully registered certificated form or in book-entry only form.

Certificated Form

        Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

        Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named

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in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities.

        If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

        Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

        Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security held in book-entry only form or otherwise take action with respect to such holder's interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

        Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form

        Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

        As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes

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of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption amount, dividend or interest (as applicable) due on the Securities to the depository or its nominee.

        Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

        We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder of a Security held in book-entry only form that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

        We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION

        We may sell the Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers; or (iii) through underwriters, dealers or agents in Canada, the United States and elsewhere where permitted by law, in any case for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

        The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable: (i) the name or names of any underwriters, dealers or agents; (ii) any fees, discounts, commissions or other remuneration payable to such underwriters, dealers or agents in connection with the offering; (iii) a description of services to be provided by underwriters, dealers or agents in relation to the offering; (iv) the method of distribution of the Securities; and (v) in the event the offering is a fixed price distribution, the initial offering price and the proceeds that we will receive. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities, including sales in transactions that are deemed to be "at-the-market distributions" in accordance with National Instrument 44-102—Shelf Distributions (described below). Any public offering price and any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

        If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

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        The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us, or through underwriters, dealers or agents designated by us from time to time. Any underwriter, dealer or agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions or fees payable by us to that underwriter, dealer or agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any underwriter, dealer or agent through which we sell Securities would be acting on a "best efforts" basis for the period of its appointment.

        Underwriters, dealers or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market distributions", underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", as defined under applicable Canadian securities legislation, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. The Corporation intends to submit an application with applicable Canadian securities regulatory authorities for exemptive relief if and when it determines to proceed with an "at-the-market distribution" in Canada. Such application will include the specific terms of the proposed "at-the-market distribution". The Corporation will not complete an "at-the-market distribution" in Canada without first obtaining such exemptive relief.

        Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. There is no market through which the Preferred Shares (other than the Series A Preferred Shares), Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities (other than the Series A Preferred Shares) in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares (other than the Series A Preferred Shares), Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units, and the extent of issuer regulation. See "Risk Factors". Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities, Share Purchase Contracts or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

        This Prospectus does not qualify any securities that would be "specified derivatives" as defined in National Instrument 44-102—Shelf Distributions.

        Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation (including under the 1933 Act and applicable securities legislation in Canada), or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

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CERTAIN INCOME TAX CONSIDERATIONS

        Applicable Prospectus Supplements may describe certain Canadian and/or United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP and certain United States legal matters, to the extent they are addressed in any Prospectus Supplement, will be passed upon for us by Andrews Kurth Kenyon LLP. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTEREST OF EXPERTS

        Except as set forth below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company (excluding the auditors of businesses acquired by us).

        Ernst & Young LLP is the auditor of the Corporation and is independent of the Corporation in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus is a part insofar as required by Form F-10: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) the consent of Ernst & Young LLP; (iii) powers of attorney from certain directors and officers pursuant to which the amendments to the Registration Statement may be signed; and (iv) the Debt Indenture.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

        Section 124 of the Canada Business Corporations Act, as amended (the "CBCA"), provides as follows:

  (1)
  Indemnification.    A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

  (2)
  Advance of costs.    A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

  (3)
  Limitation.    A corporation may not indemnify an individual under subsection (1) unless the individual:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

  (4)
  Indemnification in derivative actions.    A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

  (5)
  Right to Indemnity.    Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

  (a)
  was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (b)
  fulfils the conditions set out in subsection (3).

  (6)
  Insurance.    A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

  (a)
  in the individual's capacity as a director or officer of the corporation; or

    (b)
    in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

  (7)
  Application to court.    A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

  (8)
  Notice to Director.    An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

  (9)
  Other notice.    On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

        The by-laws of the Registrant provide that, subject to Section 124 of the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer (or an individual acting in a similar capacity) of another entity against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved because of that association with the Registrant or such entity and may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this paragraph in accordance with the CBCA.

        The Registrant carries liability insurance for the benefit of its directors and officers, former directors and officers and every person who acts or acted at the Registrant's request as a director or officer of a corporate body of which the Registrant is or was a shareholder, and their respective heirs, and legal representatives. The insurance policy provides coverage from April 1, 2017 to a total limit of US$70,000,000 for the protection of the personal liability of the directors and officers and includes insurance to reimburse the Registrant for its indemnity of its directors and officers up to a limit of US$55,000,000 per loss and in the annual aggregate. Included in the above, the Registrant maintains a Broad Form Side A policy in the amount of US$15,000,000 which is reserved for claims solely against the directors and officers. Additionally, the Registrant also maintains Side B coverage reserved for claims where directors or officers are specifically named and Side C coverage reserved solely for securities claims, release of bad earnings or stock drops, or when a shareholder sues the Registrant. The Side B and Side C coverages carry an aggregate limit of US$55,000,000. Each loss or claim for which the Registrant seeks reimbursement is subject to a deductible of up to US$1,500,000 for securities claims, and up to US$350,000 for all other claims, in each case, payable by the Registrant. The total annual premium for the directors' and officers' liability insurance is US$442,500, which is paid in full by the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 EXHIBIT INDEX

        The following exhibits have been or will be filed as part of the Registration Statement:

Exhibit No.		Description
4.1		Annual information form of the Registrant for the fiscal year ended March 31, 2017, dated as of May 26, 2017 (incorporated by reference to Exhibit 1.1 of the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2017, filed with the Commission on May 31, 2017).

4.2		Audited consolidated financial statements of the Registrant as at and for the fiscal years ended March 31, 2017 and 2016, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 1.3 of the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2017, filed with the Commission on May 31, 2017).

4.3		Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended March 31, 2017 (incorporated by reference to Exhibit 1.2 of the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2017, filed with the Commission on May 31, 2017).

4.4		Management information circular of the Registrant dated May 26, 2017, prepared in connection with the annual meeting of shareholders of the Registrant held on June 27, 2017 (incorporated by reference to Exhibit 1 of the Registrant's Report on Form 6-K, furnished to the Commission on May 31, 2017).

4.5		Unaudited interim condensed consolidated financial statements of the Registrant as at and for the three and six months ended September 30, 2017, together with the notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, furnished to the Commission on November 9, 2017).

4.6		Management's discussion and analysis of financial condition and results of operations of the Corporation for the three and six months ended September 30, 2017 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K, furnished to the Commission on November 9, 2017).

5.1	*	Consent of Ernst & Young LLP.

6.1	*	Powers of Attorney (included in Part III of this Registration Statement).

7.1	*	Form of Senior Indenture (if senior debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee's Statement of Eligibility on Form T-1).

7.2	*	Form of Subordinated Indenture (if subordinated debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee's Statement of Eligibility on Form T-1).

*
Filed herewith.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

        (a)   The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (c)   Any change to the name or address of the Registrant's agent for service of process shall be communicated promptly to the Commission by an Amendment to Form F-X referencing the file number of this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mississauga, Province of Ontario, Country of Canada on December 18, 2017.

JUST ENERGY GROUP INC.
By:	/s/ PATRICK MCCULLOUGH
	Name:	Patrick McCullough
	Title:	Chief Financial Officer

III-2

 POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick McCullough and Jonah Davids, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement and any registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, each acting alone, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 18, 2017.

Signature	Title

/s/ REBECCA MACDONALD Rebecca MacDonald	Director, Executive Chair
/s/ JAMES LEWIS James Lewis	Director, Co-Chief Executive Officer and President (Principal Executive Officer)
/s/ DEBORAH MERRIL Deborah Merril	Director, Co-Chief Executive Officer and President (Principal Executive Officer)
/s/ PATRICK MCCULLOUGH Patrick McCullough	Chief Financial Officer (Principal Financial Officer)
/s/ LU ZHANG Lu Zhang	Senior Vice President—Finance, Treasury and Tax (Principal Accounting Officer)
/s/ JOHN A. BRUSSA John A. Brussa	Director
/s/ H. CLARK HOLLANDS H. Clark Hollands	Director

III-3

Signature	Title

/s/ DALLAS H. ROSS Dallas H. Ross	Director
/s/ WILLIAM F. WELD William F. Weld	Director
/s/ BRETT A. PERLMAN Brett A. Perlman	Director
/s/ R. SCOTT GAHN R. Scott Gahn	Director

III-4

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Just Energy Group Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada on December 18, 2017.

JUST ENERGY (U.S.) CORP. (Authorized Representative)
By:	/s/ PATRICK MCCULLOUGH
	Name:	Patrick McCullough
	Title:	Chief Financial Officer

III-5